Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Edesa Biotech, Inc. of our report dated December 12, 2019, which appears in the Annual Report on Form 10-K of Edesa Biotech, Inc. and its subsidiaries for the nine-month period ended September 30, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 25, 2020